UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
November 11, 2014

KIMCO REALTY CORPORATION

 (Exact Name of Registrant as Specified in its Charter)

Maryland	1-10899	13-2744380
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 New Hyde Park Road Suite 100 New Hyde Park, NY	11042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 869-9000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)

Effective November 11, 2014, F. Patrick Hughes resigned as a member of the Board of Directors of Kimco Realty Corporation (the “Company”). Mr. Hughes submitted a resignation letter dated November 11, 2014, stating that he was resigning from the Board because he believes it is not advisable to continue as a member of the Board under circumstances in which a consensus of independent directors agrees with the desire of the Company’s Executive Chairman that Mr. Hughes not be nominated for reelection as a director at the Company’s May 2015 annual meeting of shareholders. A copy of Mr. Hughes’s resignation letter is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

At the time of his resignation, Mr. Hughes served as Chair of the Board’s Audit Committee and as a member of the Board’s Executive Compensation Committee and its Nominating and Corporate Governance Committee since 2004.

In connection with Mr. Hughes’s resignation, the Board has appointed Philip E. Coviello to serve as Chair of the Board’s Audit Committee.

Item 9.01.	Exhibits

Exhibit No.	Description

99.1	Resignation Letter of F. Patrick Hughes, dated November 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMCO REALTY CORPORATION
Date: November 17, 2014	By:	/s/ David B. Henry
Name: David B. Henry Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Resignation Letter of F. Patrick Hughes, dated November 11, 2014.